Exhibit 10.1

ACKNOWLEDGEMENT OF COMMITMENT INCREASE

May 15, 2008

This Acknowledgement of Commitment Increase (this "Acknowledgement"), is made pursuant to the Credit Agreement, dated as of November 21, 2006 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the ("Credit Agreement"), among The Davey Tree Expert Company ("Borrower"), the lending institutions named therein ("Banks"), and KeyBank National Association, as administrative agent for the Banks ("Agent"). Capitalized terms used in this Acknowledgement and not otherwise defined herein shall be defined as set forth in the Credit Agreement.

In furtherance of Section 2.05(d) of the Credit Agreement, Borrower has requested that the Total Commitment Amount be increased by $12,000,000.00 so that that Total Revolving Commitment Amount equals $152,000,000.00, with the effective date of such increase being May 15, 2008 (the "Effective Date"). Borrower and the Increasing Lender signatory hereto acknowledge that, subject to the satisfaction of the conditions to effectiveness set forth below, on the Effective Date, the Increasing Lender's Revolving Commitment Amount shall be increased such that the Revolving Commitment Amount of each Bank is as set forth on Schedule I hereto which Schedule 1 amends, restates and replaces Schedule I to the Credit Agreement.

This Acknowledgement will not become effective until the Effective Date occurs and:

(1) Borrower shall have delivered to Agent a copy of Borrower's duly adopted corporate resolutions, in form and substance satisfactory to Agent, that authorize the requested $12,000,000.00 increase in the Total Commitment Amount, which resolutions shall be certified by the Secretary of Borrower as being true, correct, complete and in full force and effect;

(2) Borrower shall have executed and delivered to each Increasing Lender a replacement Revolving Note; and

(3) Borrower, Agent and each Increasing Lender shall have executed this Acknowledgement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

THE DAVEY TREE EXPERT COMPANY

By: /s/ Joseph R. Paul
Name:  Joseph R. Paul
Title:  Treasurer

KEYBANK NATIONAL ASSOCIATION
as Administrative Agent Lender

By: /s/ Christopher I. Williams
Name:  Christopher I. Williams
Title:  Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Increasing Lender

By:  /s/Andrew T. Cavallari
Name:  Andrew T. Cavallari
Title:  Vice President.

Schedule 1
Banks and Commitments

BANKING INSTITUTIONS	COMMITMENT PERCENTAGE	REVOLVING CREDIT AGREEMENT AMOUNT	TERM LOAN COMMITMENT

KeyBank National Association	34.461156578%	$52,380,958.00	$2,619,042.00
National City Bank	23.809523684%	$36,190,476.00	$1,809,524.00
FirstMerit Bank, N.A.	15.664157894%	$23,809,520.00	$1,190,480.00
Wells Fargo Bank, National Association	26.065161842%	$39,619,046.00	$1,380,954.00
Total Percentage Total Commitment Amount	100%	$152,000,000.00	$7,000,000.00